UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2026

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Exponent, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-18655	77-0218904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, California 94025

(Address of Principal Executive Offices) (Zip Code)

(650) 326-9400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EXPO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John D. Pye, Ph.D.

On April 6, 2026, Exponent, Inc.’s (the “Company”) board of directors (the “Board”) appointed Dr. Pye as its President, effective as of May 1, 2026. Dr. Pye, age 55, joined the Company in 1999. He was promoted to Principal Engineer in 2006 and was appointed Corporate Vice President in 2009. Dr. Pye was appointed Group Vice President in January 2014 and was appointed Vice President of Global Offices and Innovation on November 22, 2024. Dr. Pye received his Ph.D. (1999) in Aerospace Engineering from Stanford University, M.S. (1993) in Aerospace Engineering from Stanford University, and B.A.Sc. (1992) in Engineering Science from the University of Toronto, Canada. He is a Registered Professional Mechanical Engineer in the State of California. Prior to joining Exponent, Dr. Pye held a research position in the Aerospace Fluid Mechanics Lab at Stanford University where he was responsible for the renovation and redesign of the Stanford Low-Speed wind tunnel as well as managing the Stanford experimental facilities for the Stanford/NASA Ames Joint Institute for Aeronautics and Astronautics.

Effective upon Dr. Pye’s commencement of services as President, Dr. Pye’s base salary will be $650,000. On April 6, 2026, Dr. Pye received a grant of stock options with respect to 21,000 shares of the Company’s common stock that will vest in four equal parts on an annual basis over a four-year period.

There are no arrangements or understandings between Dr. Pye and any other persons pursuant to which Dr. Pye was named to this position with the Company. Dr. Pye does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. Pye has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

Appointment of Eric Anderson

On April 6, 2026, the Board appointed Mr. Anderson as its Chief Financial Officer, effective as of May 1, 2026. On May 1, 2026, Mr. Schlenker, the Company’s current Executive Vice President and Chief Financial Officer will cease his role as Chief Financial Officer, but continue in his role as Executive Vice President.

Mr. Anderson, age 51, joined the Company as Controller in 2003, was appointed Vice President in 2013, and has served as Vice President of Finance and Accounting since 2024. Prior to Exponent, Mr. Anderson was a Senior Manager in the Assurance Practice with KPMG, LLP, where he worked for approximately 7 years. Mr. Anderson holds a B.S. in Business Administration from California State University, Chico.

Effective upon Mr. Anderson’s commencement of services as Chief Financial Officer, Mr. Anderson’s base salary will be $525,000. On April 6, 2026, Mr. Anderson received a grant of stock options with respect to 12,600 shares of the Company’s common stock that will vest in four equal parts on an annual basis over a four-year period.

There are no arrangements or understandings between Mr. Anderson and any other persons pursuant to which Mr. Anderson was named to this position with the Company. Mr. Anderson does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Anderson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

Retirement of Paul R. Johnston, Ph.D.

On April 6, 2026, Dr. Johnston informed the Board that he would be retiring from the Board effective as of the Company’s Annual Meeting of Stockholders to be held on June 4, 2026. At such time, Karen Richardson, who currently serves as the Board’s Lead Independent Director, will commence serving as the Chairman of the Board.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release dated April 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exponent, Inc.

Date: April 6, 2026	By:	/s/ Richard L. Schlenker
Richard L. Schlenker
Executive Vice President and Chief Financial Officer